UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Dominion Energy Gas Holdings, LLC

(Exact name of Registrant as Specified in its Charter)

Virginia	001-37591	46-3639580
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
2014 Series C 4.6% Senior Notes		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2019, Dominion Energy Gas Holdings, LLC (the Company) entered into an amended and restated operating agreement with Dominion Energy Questar Corporation (Dominion Energy Questar), which acquired all of the membership interests of the Company from Dominion Energy, Inc. (Dominion Energy) in connection with the transactions described in the Current Report on Form 8-K filed by the Company on November 8, 2019. Dominion Energy Questar is a wholly-owned subsidiary of Dominion Energy. Other than replacing references to Dominion Energy as the sole member of the Company with references to Dominion Energy Questar and certain other related changes, the terms of the amended and restated operating agreement remain the same as those included in the Company’s prior operating agreement.

The foregoing is a brief description of certain changes to the Company’s operating agreement and is qualified in its entirety by reference to the full text of the amended and restated operating agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Operating Agreement, amended and restated, effective November 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY GAS HOLDINGS, LLC
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 12, 2019